EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated May 27, 2003, except Note 6 which date is June 2, 2003, with respect to the consolidated financial statements and schedule of Korn/Ferry International and subsidiaries included in its Annual Report (Form 10-K) for the year ended April 30, 2003, filed with the Securities and Exchange Commission.

ERNST & YOUNG, LLP

Los Angeles, California

December 5, 2003